UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Fourth Supplemental Indenture for 8.250% Senior Notes due 2017

On March 10, 2014, Cloud Peak Energy Inc. (“CPE Inc.”) announced that approximately $278.4 million, or approximately 92.81%, of the $300 million aggregate principal amount of 8.250% Senior Notes due 2017 (the “2017 Notes”) of its wholly-owned subsidiaries Cloud Peak Energy Resources LLC (the “Company”) and Cloud Peak Energy Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 10, 2014 pursuant to the Company’s previously announced tender offer and consent solicitation, which commenced on February 25, 2014. In addition, on March 11, 2014, the Company accepted all such 2017 Notes for payment, and later that day the Company made payment of approximately $296.9 million for such 2017 Notes (including accrued interest). The tender offer will expire on March 24, 2014, unless extended by the Company. The Company intends to redeem all outstanding 2017 Notes not tendered as part of the tender offer.

On March 10, 2014, the Issuers, Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator, entered into the fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture governing the Issuers’ 2017 Notes, following receipt of the requisite consents of the holders of the 2017 Notes. The Fourth Supplemental Indenture eliminates substantially all of the restrictive covenants and certain events of default in the indenture governing the 2017 Notes and shortens the minimum notice period for redeeming the 2017 Notes to three business days. The Fourth Supplemental Indenture became operative upon the purchase by the Company of a majority of the outstanding 2017 Notes on March 11, 2014 pursuant to its tender offer.

The foregoing description of the Fourth Supplemental Indenture is a summary and is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Indenture and First Supplemental Indenture for 6.375% Senior Notes due 2024

On March 11, 2014, the Issuers completed the public offering of $200 million aggregate principal amount of 6.375% Senior Notes due 2024 (the “2024 Notes”).  The 2024 Notes are guaranteed by CPE Inc. and all of its existing and future domestic restricted subsidiaries (other than the Issuers) that guarantee the Company’s debt under its credit agreement (collectively, the “Guarantors”).

The terms of the 2024 Notes are governed by the indenture dated as of March 11, 2014 (the “Base Indenture”), among the Issuers, the Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated as of March 11, 2014, among the Issuers, the Guarantors and the Trustee (the “Supplemental Indenture” and the Base Indenture, as so amended and supplemented, the “Indenture”).

The 2024 Notes will mature on March 15, 2024, and interest is payable on the 2024 Notes on each March 15 and September 15, commencing on September 15, 2014. The Issuers may redeem some or all of the 2024 Notes at any time on or after March 15, 2019 at the redemption prices specified in the Indenture, and they may redeem some or all of the 2024 Notes prior to March 15, 2019 at a “make-whole” redemption price as specified in the Indenture. Prior to March 15, 2017, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of the 2024 Notes at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, but in an amount not greater than the net cash proceeds of certain equity offerings. Upon the occurrence of certain change of control events as described in the Indenture, the Company must offer to repurchase the 2024 Notes.

The 2024 Notes and the guarantees issued by the Guarantors (each, a “Guarantee”) are the Issuers’ and the Guarantors’ senior unsecured obligations and rank equally in right of payment with the

Issuers’ and the Guarantors’ respective existing and future senior debt and rank senior in right of payment to all of the Issuers’ and the Guarantors’ respective future subordinated debt.  The 2024 Notes and the Guarantees are effectively subordinated to the Issuers’ and the Guarantors’ respective existing and future secured debt to the extent of the value of the assets securing such debt, including the Company’s borrowings under its revolving credit facility, and are structurally subordinated to all of the existing and future debt or other liabilities, including trade payables, of any of the Company’s subsidiaries or joint venture entities that do not guarantee the 2024 Notes.

The Indenture limits CPE Inc.’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to, among other things: (i) incur additional indebtedness and issue preferred equity; (ii) pay dividends or distributions; (iii) repurchase equity or prepay subordinated indebtedness; (iv) make investments or certain other restricted payments; (v) create liens to secure debt; (vi) sell assets; (vii) enter into agreements that restrict dividends, distributions or other payments from restricted subsidiaries; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications.

The Indenture contains customary events of default, including:

•                  default in any payment of interest on any 2024 Note when due, continued for 30 days;

•                  default in the payment of principal on any 2024 Note when due;

•                  failure by the Company to make an offer to purchase and thereafter accept and pay for 2024 Notes tendered upon the occurrence of certain change of control events;

•                  failure by the Issuers or CPE Inc. to comply with their other obligations under the Indenture or under the 2024 Notes, subject to notice and grace periods;

•                  payment defaults and accelerations with respect to other indebtedness of CPE Inc. or its Significant Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $50.0 million or more;

•                  certain bankruptcy defaults with respect to CPE Inc. or a Significant Restricted Subsidiary;

•                  failure by CPE Inc. or any Restricted Subsidiaries to pay, within 60 days, certain final judgments in excess of $50.0 million or more in the aggregate; and

•                  any Guarantee ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Guarantee.

If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 2024 Notes may declare the principal of and accrued and unpaid interest, if any, on the 2024 Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, those amounts will automatically become immediately due and payable.

Other material terms of the 2024 Notes and the Indenture are described in the prospectus supplement, dated February 27, 2014, as filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2014.

The foregoing descriptions of the Indenture and the 2024 Notes are summaries and are qualified in their entirety by reference to such Base Indenture and Supplemental Indenture (including the form of 2024 Notes included as Exhibit A to the Supplemental Indenture).  A copy of the Base Indenture is filed herewith as Exhibit 4.2 and is incorporated herein by reference. A copy of the Supplemental Indenture (including the form of 2024 Notes included as Exhibit A to the Supplemental Indenture) is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

The Issuers and the Guarantors registered the sale of the 2024 Notes and the underlying guarantees with the Commission pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-177222) that became effective upon filing on October 7, 2011 (the “Registration Statement”). The Issuers received net proceeds from the offering of the 2024 Notes of approximately $195 million, after deducting underwriting discounts and commissions and estimated expenses.  The Company used the net proceeds plus cash on hand to fund the initial settlement of the 2017 Notes and intends to use cash on hand to redeem any of the 2017 Notes not acquired in its pending tender offer.

As previously reported, on February 27, 2014, the Issuers and the Guarantors entered into an underwriting agreement with Goldman, Sachs & Co., as representative of the several underwriters named therein, in connection with the underwritten public offering of the 2024 Notes.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The description of the Fourth Supplemental Indenture for the 2017 Notes contained under Item 1.01 above is incorporated by reference in its entirety into this Item 3.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)     Exhibits.

4.1

Fourth Supplemental Indenture, dated as of March 10, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator.

4.2	Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3

First Supplemental Indenture, dated as of March 11, 2014, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.4	Form of 6.375% Senior Notes due 2024 (included in Exhibit 4.3 as Exhibit A thereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: March 11, 2014

	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: March 11, 2014

	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Fourth Supplemental Indenture, dated as of March 10, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator.

4.2	Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3

First Supplemental Indenture, dated as of March 11, 2014, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.4	Form of 6.375% Senior Notes due 2024 (included in Exhibit 4.3 as Exhibit A thereto).